As filed with the Securities and Exchange Commission on August 3, 2017.

Registration No. 333-219184

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zealand Pharma A/S

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Kingdom of Denmark (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	NOT APPLICABLE (I.R.S. Employer Identification Number)

Smedeland 36

2600 Glostrup (Copenhagen)

Denmark

+45 88 77 36 00

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation Systems

111 Eighth Avenue, 13th Floor

New York, NY 10011

Telephone: (212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristopher D. Brown Patrick Lyons Jonathan A. Schur Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Telephone: (212) 698-3500 Facsimile: (212) 698-3599	Divakar Gupta Charles S. Kim Joshua A. Kaufman Cooley LLP The Grace Building 1114 Avenue of the Americas New York, NY 10036 Telephone: (212) 479-6000 Facsimile: (212) 479-6275

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†                                          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Ordinary Shares, DKK 1 nominal value per share(3)	$86,250,000	$9,997

(1)                                  Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)                                  Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. $9,997 was previously paid on July 6, 2017.

(3)                                  American Depositary Shares, or ADSs, issuable upon deposit of the shares registered hereby have been registered pursuant to a separate registration statement on Form F-6. Each ADS represents one (1) ordinary share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to Form F-1 is being filed solely for the purpose of amending the exhibit index and file certain exhibits to the Registration Statement on Form F-1. No change is being made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, Part I and Items 6, 7 and 9 of Part II have not been included herein.

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Item 8.    Exhibits and Financial Statement Schedules.

(a)   Exhibits.    See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on August 3, 2017.

By:	/s/ BRITT MEELBY JENSEN
Britt Meelby Jensen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRITT MEELBY JENSEN	President and Chief Executive Officer	August 3, 2017
Britt Meelby Jensen	(Principal Executive Officer)

/s/ MATS BLOM	Executive Vice President, Chief Financial Officer	August 3, 2017
Mats Blom	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	August 3, 2017
Martin Nicklasson

*	Vice Chairman of the Board of Directors	August 3, 2017
Rosemary Crane

*	Director	August 3, 2017
Catherine Moukheibir

*	Director	August 3, 2017
Alain Munoz

*	Director	August 3, 2017
Hanne Heidenheim Bak

*	Director	August 3, 2017
Rasmus Just

Signature	Title	Date

*	Director	August 3, 2017
Jens Peter Stenvang

*	Director	August 3, 2017
Michael J. Owen

*By:	/s/ MATS BLOM
Name: Mats Blom
Title: Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zealand Pharma A/S, has signed this Registration Statement on August 3, 2017.

By:	/s/ MIRIAM I. KATZ
Name: Miriam I. Katz
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.

3.1*	Form of Articles of Association of Zealand Pharma A/S.

4.1	Form of Deposit Agreement.

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).

5.1**	Opinion of Plesner as to the validity of the shares.

10.1†*	License Agreement, dated as of June 24, 2003, by and between Sanofi-Aventis Deutschland GmbH (formerly Aventis Pharma Deutschland GmbH) and Zealand Pharma A/S, as amended.

10.2†*	License and Collaboration Agreement, dated as of June 15, 2011, by and between Boehringer Ingelheim International GmbH and Zealand Pharma A/S, as amended.

10.3†*	License and Collaboration Agreement, dated as of July 28, 2014, by and between Boehringer Ingelheim International GmbH and Zealand Pharma A/S.

10.4†*	License Agreement, dated as of November 26, 2008, by and between Helsinn Healthcare S.A. and Zealand Pharma A/S.

10.5*	Co-Development Agreement, dated as of February 10, 2017, by and between Beta Bionics, Inc. and Zealand Pharma A/S.

10.6*	Indenture, dated as of December 11, 2014, by and between ZP SPV 1K/S and U.S. Bank National Association.

10.7*	Omnibus Amendment, dated as of March 15, 2017, by and among ZP SPV 1K/S, U.S. Bank National Association, Zealand Pharma A/S, the Noteholders and other related entities.

10.8*	Guarantee, dated March 15, 2017, by Zealand Pharma A/S in favor of the Beneficiaries (as defined therein) and accepted by U.S. Bank National Association.

10.9*	Termination Agreement, dated as of February 28, 2003, by and among Zealand Pharma A/S, Elan Corporation PLC and the other parties named therein.

21.1*	List of Subsidiaries.

23.1**	Consent of Deloitte Statsautoriseret Revisionspartnerselskab.

23.2**	Consent of Plesner (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*                                   Filed as part of this registration statement on Form F-1 (Registration No. 333-219184) on July 6, 2017.

**                            Filed as part of this registration statement on Form F-1 (Registration No. 333-219184) on August 1, 2017.

†                                   Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.